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                                                                    Exhibit 99.2

BancAmerica
ROBERTSON STEPHENS



We hereby consent to the inclusion of and reference to our opinion dated November 2, 1997 in the prospectus included in this Registration Statement on Form S-4 of Desktop Data, Inc., a Delaware corporation ("Desktop"), covering common stock, par value $0.01 per share, of Desktop to be issued in connection with the merger of Individual, Inc., a Delaware corporation, with and into Desktop. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act") and rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereafter.

BANCAMERICA ROBERTSON STEPHENS

/s/ BancAmerica Robertson Stephens

San Francisco
January 23, 1998


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